                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT
                              --------------------

     This Management Agreement (as the same may be amended, modified or supplemented from time to time, this "Agreement") is made and entered into as of the 15th day of June, 2001 ("Effective Date") between APPLE SUITES MANAGEMENT,
    ----        ----
INC., a Virginia corporation, whose address is 9 North Third Street, Richmond, Virginia 23219 ("Owner") and PROMUS HOTELS, INC., a Delaware corporation, whose address is 9336 Civic Center Drive, Beverly Hills, California 90210 ("Manager").

                                    ARTICLE 1

                                    THE HOTEL

     Section 1.01. The Hotel. The subject matter of this Agreement is the
                   ---------
management of the "Hotel", as defined in the Homewood Suites by Hilton(R) License Agreement attached hereto as Exhibit "A" (hereinafter collectively
                                     -----------
referred to as the "License Agreement"), by Manager. The Hotel is owned in fee by Apple Suites, Inc., a Virginia corporation ("Fee Owner") and leased to Owner pursuant to a lease between Fee Owner and Owner with a commencement date of even date herewith covering the Hotel (hereinafter the "Percentage Lease"). The License Agreement shall exclusively govern Owner's right to use the Homewood Suites "System" (as defined in the License Agreement) in the operation of the Hotel. Fee Owner shall have no right to use the Homewood Suites "System" except as expressly set forth in the License Agreement. Owner hereby expressly acknowledges that neither it nor Fee Owner shall derive any rights in or to the use of the "Homewood Suites by Hilton(R)" name or the Homewood Suites "System" from this Agreement.

                                    ARTICLE 2

                                      TERM

     Section 2.01. Term. The term shall commence on the Effective Date and
                   ----
continue for the term of years from the Effective Date set forth on Exhibit "B"
                                                                    -----------
("Term"). Manager shall have the right and option to extend the Term of this Agreement for the Option Terms specified in the Term Sheet upon the following terms and conditions: (i) Manager shall give written notice, which shall be irrevocable, to Owner of its desire to extend (the "Extension Notice") not less than one hundred eighty (180) days nor more than two hundred seventy (270) days prior to the end of the Initial Term or the Option Term, as applicable; and (ii) at the end of the Initial Term or the First Option Term, as applicable, no event of default on the part of Manager has occurred that is continuing beyond any applicable cure period under this Agreement, and any then existing event of default shall be cured within the applicable cure period.

$END

                                    ARTICLE 3

                              MANAGER'S OBLIGATIONS

     Section 3.01. Manager's Obligations. Manager shall, on behalf of Owner and
                   ---------------------
at Owner's expense, direct the operation of the Hotel pursuant to the terms of this Agreement and the License Agreement. Manager shall be exclusively responsible for directing the day-to-day activities of the Hotel and establishing all policies and procedures relating to the management and operation of the Hotel. Except as specifically otherwise provided, all cost(s) and expense(s) incurred by Manager in association with the performance of the obligations hereinafter set forth shall be, regardless of the designation of a portion thereof as Fee Ownership Costs (as herein defined), operating costs and shall accordingly be paid from the Bank Account(s) as hereinafter defined in
Section 3.01(iv) below. Manager, during the Term, shall have the following obligations:

     (i)  Costs of Fee Owner and Owner. Pursuant to the terms of the Percentage
          ----------------------------
          Lease, Manager understands that Fee Owner has agreed to pay, among other things (i) land, building and personal property taxes and assessments applicable to the Hotel, (ii) premiums and charges for the casualty insurance coverages specified on Exhibit "D", (iii)
                                                    -----------
          expenditures for capital replacements, (iv) expenditures for maintenance and repair of underground utilities and structural elements of the Hotel and (v) the payments of principal, interest and other sums payable under the Acquisition Loan (as herein defined) (collectively, "Fee Ownership Costs"). To the extent this Agreement obligates or authorizes Manager to pay any such Fee Ownership Costs, Manager shall pay such Fee Ownership Costs on behalf of Fee Owner to the extent of funds in the Bank Account(s) (as herein defined) in the order of priority set forth in Exhibit "B" or the Reserve Fund (as
                                         -----------
          herein defined) and Fee Owner and Owner shall make such adjustments and payments to each other as may be necessary from time to time to take into account any such payments by Manager. Manager shall have no duty, obligation or liability to Fee Owner or Owner (i) to make any determination as to whether any expense required to be paid by Manager hereunder is a Fee Ownership Cost or a cost of Owner, (ii) to make any determination as to whether funds in the Bank Account(s) or the Reserve Fund belong to Fee Owner or Owner or (iii) to require that Fee Ownership Costs be paid from funds which can be identified as belonging to Fee Owner, or that other costs and expenses required to be paid by Owner be paid from funds which can be identified as belonging to Owner; it being the intent of the parties to this Agreement that (i) Owner and Fee Owner shall look only to each other and not to Manager with respect to moneys that may be owed one to the other as a consequence of Manager's performance under this Agreement and (ii) Manager need only look to Owner to pay operating costs, including, without limitation, those designated herein as Fee Ownership Costs.

     (ii) Personnel.
          ---------

          (a)  Hotel Personnel. Manager shall be the sole judge of the fitness
               ---------------
               and qualification of all personnel working at the Hotel ("Hotel Personnel") and shall have the sole and absolute right to hire, supervise, order, instruct, discharge and determine the compensation, benefits and terms of employment of all Hotel Personnel. All Hotel Personnel shall be employees of Manager. Manager shall also have the right to use employees of Manager, Manager's parent and subsidiary and affiliated companies, not located at the Hotel to provide services to the Hotel ("Off-Site Personnel") and the right to have the general manager of the hotel serve as the regional manager for other hotels managed by Manager. All expenses, costs (including, but not limited to, salaries, benefits and severance pay), liabilities and claims which are related to Hotel Personnel and Off-Site Personnel shall be operating costs; provided, however, with respect to any moving expenses for any Hotel Personnel who has not been an employee at the Hotel for at least twelve (12) months, only that portion of such moving expenses equal to Owner's Share (as hereinafter defined) shall constitute operating costs and the balance shall be paid by Manager and/or such employee. Manager shall also have the right to have Off-Site Personnel performing regional or area duties relating to the Hotel and other hotels managed by Manager lodged at the Hotel from time to time free of charge. "Owner's Share" shall mean a fraction having twelve (12) as its denominator and the number of months or part thereof such person has been one of the Hotel Personnel as its numerator. All expenses for Off-Site Personnel shall be included as a separate category or item of the Operating Budgets or shall otherwise be approved by Owner.

          (b)  General Manager & Director of Sales. Manager agrees that it will
               ------------------------------------
               consult with Owner regarding the hiring, transferring, or terminating of the general manager and director of sales for the Hotel. Owner shall be afforded an opportunity to review the resumes of, and to interview, the candidates for these positions, all within a time frame established by Manager, which shall be reasonable under the circumstances in question. Manager and Owner shall consult with each other concerning such decisions and Manager agrees to give serious consideration to the views of Owner prior to Manager's making a final decision with respect to any such individual. Notwithstanding the foregoing, Owner shall be deemed to have approved the appointment of any such individual unless Owner delivers notice of its disapproval of such appointment within ten (10) business days after Manager's delivery to Owner of (a) a written summary of such individual's professional experience and qualifications and (b) notice of Manager's desire to arrange an interview between Owner and such individual at the Hotel or at another mutually acceptable location (it being agreed that Owner will forego its right to interview any such individual if Owner is unwilling or unable to have an authorized representative participate in the interview within ten (10) business days following Manager's notice to Owner of Manager's desire to arrange such an interview). Moreover, Owner acknowledges that it may not reject more than three (3) candidates proposed by Manager for the positions of general manager or director of sales each time either of such positions is being filled.

          (c)  Labor Relations. Manager shall negotiate for the best interest of
               ---------------
               Owner with any labor unions representing employees of the Hotel, but any collective bargaining agreement or labor contract resulting therefrom will be executed by Manager as the employer. Manager shall, to the extent practicable, keep Owner informed of negotiations with any labor union.

          (d)  Business Expenses. The Executive Staff and other appropriate
               -----------------
               employees of the Hotel shall also be reimbursed for all reasonable business expenses, including business entertainment and travel expenses, in accordance with the standard practices in effect at other Homewood Suites by Hilton(R) managed by Manager ("Other Managed Hotels").

          (e)  Benefit Plans, etc. Manager shall have the right to provide to
               ------------------
               the employees of the Hotel who are eligible therefor and who are not covered by collective bargaining or similar arrangements, with benefits of the incentive plans, and the pension, profit sharing or other employee retirement, disability, health or welfare or other benefit plan or plans now or hereafter applicable to employees of Other Managed Hotels, and to charge the Hotel with the Hotel's pro rata share of the costs and expenses of such plan or plans allocated to the Hotel on the same basis as allocated to participating Other Managed Hotels.

               The parties agree and acknowledge that Manager may (but shall not be required to) provide benefits and allow participation in such plans on whatever modified basis as it may determine appropriate under the circumstances, and may waive any waiting period or any preconditions to coverage or participation otherwise applicable to such employees. No statement, promise, representation or warranty regarding the terms of such plans or the participation or coverage of employees shall be enforceable, binding or effective in any way unless made in writing and signed by an authorized representative of Manager. Notwithstanding the foregoing, in no event shall Manager initiate or adopt any plans, programs or benefits for Hotel employees not otherwise in effect at Other Managed Hotels unless required by applicable collective bargaining agreements.

     (iii) Hotel Policies. Manager shall determine the terms of guest admittance
           --------------
          to the Hotel, establish room rates, and use of rooms for commercial purposes. Other employees of Owner or Manager, or their respective affiliates, shall be permitted to stay at the Hotel for non-business purposes, subject to availability, at reduced rates in accordance with policies with respect to such stays in effect from time to time at Other Managed Hotels.

     (iv) Bank Accounts. Manager shall open and operate the Hotel's bank
          -------------
          accounts. All sums received from the operation of the Hotel and all items paid by Manager arising by virtue of Manager's operation of the Hotel shall pass through bank account(s) established by Manager in Owner's name at such banks as Manager and Owner shall mutually agree ("Bank Account(s)"); only Manager's designees shall be exclusively authorized to operate and draw from the Bank Account(s). Each fiscal month Manager, on behalf of Owner, shall disburse funds from the Bank Account(s) in the order of priority and to the extent available in accordance with the priority schedule set forth on Exhibit "B";
                                         -----------

     (v)  Operating Budgets. Manager has submitted to Owner, for Owner's
          -----------------
          approval, a proposed operating budget for the ensuing partial fiscal year ("Operating Budget"). Hereafter, Manager shall, not less than forty-five (45) days prior to the commencement of each full fiscal year, submit to Owner, for Owner's approval, a proposed Operating Budget for the ensuing full or partial fiscal year, as the case may be. Each Operating Budget shall be accompanied by, and shall include, a business plan which shall describe business objectives and strategies for the period covered by the Operating Budget. The business plan shall include, without limitation, an analysis of the market area in which the Hotel competes, a comparison of the Hotel and its business with competitive hotels, an analysis of categories of potential guests, and a description of sales and marketing activities designed to achieve and implement identified objectives and strategies. Fee Owner shall have no right to approve any Operating Budget.

          Owner's approval of the Operating Budget shall not be unreasonably withheld and shall be deemed given unless a specific written objection thereto is delivered by Owner to Manager within fifteen (15) days after submission. Owner shall review the Operating Budget on a line-by-line basis. To be effective, any notice which disapproves a proposed Operating Budget must contain specific objections in reasonable detail to individual line items.

          If the initial Operating Budget contains disputed budget item(s), said item(s) shall be deemed adopted until Owner and Manager have resolved the item(s) objected to by Owner or the Accountant(s) (hereinafter defined in Section 10.02) have resolved the item(s) objected to by Owner. Thereafter, if Owner disapproves or raises objections to a proposed Operating Budget in the manner and within the time period provided therefor, and Owner and Manager are unable to resolve the disputed or objectionable matters submitted by Owner prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget shall be deemed to be adopted and approved and the corresponding line item contained in the Operating Budget for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed items in the proposed Operating Budget. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1984-1986=100) for the fiscal year prior to the fiscal year with respect to which the adjustment to the line item is being calculated or any successor or replacement index thereto. The resulting Operating Budget obtained in accordance with the preceding sentence shall be deemed to be the Operating Budget in effect until such time as Manager and Owner have resolved the items objected to by Owner.

          Manager shall revise the Operating Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of income or expense. Any such revision shall be submitted to Owner for approval, which approval shall not be unreasonably withheld, delayed or conditioned. Manager shall be permitted to reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Operating Budget as Manager deems necessary, provided, however, that Manager may not reallocate from one Department to another without Owner's consent, which shall not be unreasonably withheld or delayed. The term "Department" shall mean and refer to those general divisional categories shown in the Operating Budget (e.g., Guest Services Department or Administration Department), but shall not mean or refer to subcategories (e.g., linen replacement or uniforms) appearing in a divisional category. In addition, in the event actual Gross Revenues (as defined in Exhibit "C" hereto) for any calendar period are greater
                         -----------
          than those provided for in the Operating Budget, the amounts approved in the Operating Budget for suite maintenance, guest services, food and beverage, telephone, utilities, marketing and hotel repair and maintenance for any calendar month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross Revenue for such month bears to the projected Gross Revenue for such month. Owner acknowledges that the Operating Budget is intended only to be a reasonable estimate of the Hotel's income and expenses for the ensuing fiscal year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Operating Budget;

     (vi) Operating Statement. Manager shall prepare and furnish Owner, on or
          -------------------
          before the twentieth (20th) day of the fiscal month immediately following the close of a fiscal month, with a detailed operating statement setting forth the results of the Hotel's operations. Within ninety (90) days after the end of each fiscal year, Manager shall furnish Owner with a detailed operating statement setting forth the results of the Hotel's operations for the fiscal year;

     (vii) Capital Budgets. Manager shall, not less than forty-five (45) days
           ---------------
          prior to the commencement of each fiscal year, submit to Owner, for Owner's approval, a recommended "Capital Budget" for the ensuing full or partial fiscal year, as the case may be, for ordinary Hotel capital replacement items as shall be required to operate the Hotel in accordance with the standards referred to in the License Agreement. Manager, to the extent it is able to do so without compromising compliance with the minimum standards required under the terms of the License Agreement, shall take into consideration, among other factors, the amount of funds available to pay for the proposed Capital Improvements (as herein defined). Manager shall also identify for Owner those projects that are required to meet the minimum standards of the License Agreement and give priority to such items. Owner and Manager shall meet to discuss the proposed Capital Budget and Owner shall be required to make specific written objections to a proposed Capital Budget in the manner and within the same time periods specified in Section 3.01(v) with respect to an Operating Budget. Owner agrees not to unreasonably withhold or delay its consent. If Owner does not approve the Capital Budget, Manager (i) with respect to Capital Improvements required to meet the minimum standards of the License Agreement, will be entitled to spend such amounts as are necessary to meet such minimum standards and (ii) with respect to any other Capital Improvements, will only spend such amounts as are approved by Owner, acting reasonably, provided, however, that in any event Manager shall be entitled to spend up to five percent (5%) of Gross Revenues for Capital Improvements and FF&E Replacements after the date hereof until the disputed Capital Budget item(s) have been resolved in accordance with Section 10.02.1(e). Manager, at Owner's expense, shall be responsible for supervising the design, installation and construction of alterations or additions to, or rebuilding or renovation of, the Hotel (collectively, "Capital Improvements"). Owner shall have the right to approve and inspect the installation and construction of Capital Improvements and any mortgagee having a first lien on Owner's leasehold estate in the Hotel ("Owner's Leasehold Mortgagee") or a first lien on Fee Owner's fee estate in the Hotel (the "Fee Owner's Mortgagee") shall also have any right of approval or inspection of the installation and construction of the Capital Improvements to the extent set forth in the mortgage, deed of trust or other loan documents (collectively, the "Mortgage Documents") (but only if and to the extent the Manager has been provided with copies of the Mortgage Documents). Fee Owner shall not have the right to approve any Capital Budget.

          After a Capital Budget has been adopted, it shall be subject to review and modification in the event unpredicted or unanticipated capital expenditures are required during any calendar year. Manager and Owner each agree not to unreasonably withhold or delay its consent to a proposed modification of a Capital Budget. Any amendment that is mutually agreed upon shall be set forth in writing and signed by both parties. It is acknowledged by Owner that capital expenditures required as a result of an emergency situation shall not reduce amounts available pursuant to the Capital Budget or otherwise hereunder, other than to the extent a Capital Budget item is subsumed within the capital expenditures required as a result of the occurrence of the emergency;

     (viii) FF&E Budgets. Manager shall, not less than forty-five (45) days
            ------------
          prior to the commencement of each fiscal year, submit to Owner, for Owner's approval, a recommended "FF&E Budget" for the FF&E Replacements (as herein defined) required to operate the Hotel in accordance with the standards referred to in the License Agreement. Manager, to the extent it is able to do so without compromising compliance with the minimum standards required under the terms of the License Agreement, shall take into consideration, among other factors, the amount of funds available to pay for the proposed FF&E Replacements. Manager shall also identify for Owner those projects that are required to meet the minimum standards of the License Agreement and give priority to such items. Owner and Manager shall meet to discuss the proposed FF&E Budget and Owner shall be required to make specific written objections to a proposed FF&E Budget in the manner and within the same time periods specified in Section 3.01(v) with respect to an Operating Budget. Owner agrees not to unreasonably withhold or delay its consent. If Owner does not approve the FF&E Budget, Manager (i) with respect to FF&E Replacements required to meet the minimum standards of the License Agreement, will be entitled to spend such amounts as are necessary to meet such minimum standards and (ii) with respect to any other FF&E Replacements, will only spend such amounts as are approved by Owner, acting reasonably, provided, however, that in any event Manager shall be entitled to spend up to five percent (5%) of Gross Revenue for Capital Improvements and FF&E Replacements after the date hereof until the disputed FF&E Budget item(s) have been resolved in accordance with Section 10.02.1(f). Manager, at Owner's expense, shall be responsible for supervising the design, installation, repair and replacement of fixtures, furniture, furnishings and equipment (not including operating equipment or operating supplies), including, without limitation, office furnishings and equipment, specialized hotel equipment necessary for the operation of any portion of the Hotel, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking space, and recreational facilities, and any other furnishings and equipment required to operate the Hotel (collectively, "FF&E Replacements"). Owner shall have the right to approve and inspect the installation and construction of FF&E Replacements and any Owner's Leasehold Mortgagee or Fee Owner's Mortgagee shall also have any right of approval or inspection of the installation and construction of the FF&E Replacements to the extent set forth in the Mortgage Documents (but only if and to the extent the Manager has been provided with copies of the Mortgage Documents). Fee Owner shall not have the right to approve any FF&E Budget;

     (ix) Operating Equipment. Manager shall select and purchase all operating
          -------------------
          equipment for the Hotel such as linens, utensils, uniforms and other similar items, provided, however, that if Owner determines that it can purchase operating equipment of a quality at least equal to that which Manager generally uses at a price lower than the price obtained by Manager, Manager shall purchase such operating equipment from the vendor designated by Owner;

     (x)  Operating Supplies. Manager shall select and purchase all operating
          ------------------
          supplies for the Hotel such as food, beverages, fuel, soap, cleansing items, stationery and other consumable items, provided, however, that if Owner determines that it can purchase operating supplies of a quality at least equal to that which Manager generally uses at a price lower than the price obtained by Manager, Manager shall purchase such operating supplies from the vendor designated by Owner;

     (xi) Accounting Standards. Manager shall maintain the books and records
          --------------------
          reflecting the operations of the Hotel in accordance with the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied and shall adopt and follow the fiscal accounting periods utilized by

          Manager in its normal course of business. The Hotel level generated accounting records reflecting detailed day-to-day transactions of the Hotel's operations, shall be kept by Manager at the Hotel or at Manager's regional offices or corporate headquarters, or at such other location as Manager shall reasonably determine. Manager shall receive a monthly fee for accounting services provided to the Hotel ("Accounting Fee"). The current Accounting Fee is set forth on Exhibit
                                                                         -------
          "B". The Accounting Fee shall be adjusted by Manager from time to time
          ---
          and set forth in the annual Operating Budget;

     (xii) Permits and Licenses. Manager shall obtain and maintain the various
           --------------------
          permits and licenses required or permitted to be held in its name that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement and the License Agreement, provided, however, that Manager shall only hold liquor licenses and alcoholic beverage licenses if required by the laws of the jurisdiction in which the Hotel is located. In addition, Manager shall upon request cooperate with and assist Owner in obtaining the various permits and licenses that are required to be held in the name of either or both of Owner and Fee Owner that are necessary to enable Manager to operate the Hotel. Manager, at Owner's cost and expense, shall use all reasonable efforts, to the extent within its control, to comply with the terms and conditions of all licenses and permits issued with respect to the Hotel and the business conducted at the Hotel, including, without limitation, the terms and conditions of the License Agreement;

     (xiii) Owner Meetings. The Hotel's general manager shall meet with Owner's
            --------------
          Representative as hereinafter defined in Section 4.01(viii) quarterly to review and discuss the previous and future month's operating statement, cash flow, budget, capital expenditures, important personnel matters and the general concerns of Owner and Manager. In addition, a representative of Manager's corporate staff shall meet with Owner's Representative quarterly to review and discuss the previous and future quarter's operating statement, cash flow, budget, capital expenditures, important personnel matters and the general concerns of Owner and Manager. Except to the extent otherwise mutually agreed upon by Owner and Manager, the quarterly meetings described in this clause (xiv) shall be held at the Hotel;

     (xiv) Insurance. Manager shall procure and maintain throughout the Term the
           ---------
          insurance coverages set forth on Exhibit "D";
                                           -----------

     (xv) Compliance with Law. Manager, at Owner's cost and expense, shall use
          -------------------
          all reasonable efforts to comply with all laws, ordinances, regulations and requirements of any federal, state or municipal government that are applicable to the use and operation of the Hotel, as well as with all orders and requirements of the local fire department, of which Manager has knowledge; provided, however, that Owner shall have the right to contest by proper legal proceedings, the validity of any such law, ordinance, rule, regulation, order, decision or requirement and may postpone compliance therewith to the extent and in the manner provided by law until final determination of any such proceedings. Manager promptly shall notify Owner in writing of all notices of legal requirements applicable to the Hotel that are received by Manager;

     (xvi) Satisfaction of Obligations. Manager agrees to pay, when due, all
           ---------------------------
          amounts due under any equipment leases and all other contracts and agreements relating to the operation or maintenance of the Hotel, and, if requested by Owner, any Mortgage Documents relating to the loan from Owner's Leasehold Mortgagee ("Owner's Mortgage Documents"), but solely from and to the extent that funds are available in the Bank Account(s), and to comply, at Owner's cost and expense, with all other covenants and obligations contained in the equipment leases and all utility contracts, concession agreements, and service and maintenance contracts, and, if requested by Owner, Owner's Mortgage Documents to the extent that compliance therewith is within the reasonable control of Manager by reason of its management and operation of the Hotel pursuant to this Agreement; provided, however, Manager shall have no obligation to comply with any provisions in the Mortgage Documents that conflict with its rights and obligations under this Agreement. Manager shall have no obligation to perform or comply with any obligations of (i) Fee Owner or Owner under the Percentage Lease or
          (ii) Fee Owner under any Mortgage Documents relating to the loan from Fee Owner's Mortgagee (other than any right to approve or inspect Capital Improvements contemplated by Section 3.01(vii) above or FF&E Replacements contemplated by Section 3.01(viii) above);

     (xvii) Requests for Information. Manager shall respond, with reasonable
            ------------------------
          promptness, to any information requests by Owner's Leasehold Mortgagee in accordance with Owner's Mortgage Documents, to the extent such information is required to be furnished by Manager to Owner pursuant to this Agreement. Any additional information or reports requested by Owner's Leasehold Mortgagee shall be provided by Manager only if Owner so directs Manager in writing and, to the extent such information or reports are not being prepared for Owner in the ordinary course of business pursuant to this Agreement, Owner agrees to pay the reasonable expenses of preparing such information and reports;

     (xviii) Tax and Insurance Accruals. If requested by Owner, Manager shall
             --------------------------
          accrue and set aside on a monthly basis funds from Gross Revenues if available in the priority set forth on Exhibit "B" for the payment of
                                                 -----------
          real estate taxes and insurance premiums, and such accruals shall be deposited in a separate account and not commingled with other operating accounts for Hotel operations generally, provided, however, that to the extent such accruals exceed the amount necessary to pay the actual amount of real estate taxes and insurance premiums, such excess shall be available for operating costs, ownership costs, and the other items set forth on, and in the priority set forth on, Exhibit "B". If such accruals do not exceed the actual amounts due in
          -----------
          respect of real estate taxes and insurance premiums but Owner and Manager agree in writing, the tax and insurance accruals on deposit may be used from time to time to pay operating costs if Gross Revenues are not otherwise sufficient to pay such operating costs; and

     (xix) Additional Responsibilities of Manager. Manager shall, as agent of
           --------------------------------------
          Owner either in its own name, or in the name of Owner, perform the following additional services, or cause the same to be performed for the Hotel:

          (a) subject to the other terms and conditions of this Agreement, establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services (except as otherwise provided herein), for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner;

          (b) consummate leases with respect to any commercial and office space in the Hotel and concession or other arrangements with respect to other space and facilities in the Hotel or on the Hotel grounds, provided that Owner's prior written approval shall be required for any lease having a term in excess of one (1) year and not terminable, without premium or penalty, upon not more than thirty
               (30) days' notice;

          (c) enter into any contracts for goods or services to the Hotel, provided that Owner's prior written approval shall be required for any contract (x) which provides for aggregate payments by Owner over the life of the contract (taking into account Owner's early termination rights, if any) in excess of $25,000, or (y) which has a term in excess of two (2) years;

          (d) subject to the prior written approval of Owner, retain legal counsel for the Hotel, which legal counsel shall perform legal services under the direction of Manager; and

          (e) as a part of Group Services (as herein defined), advertise and promote the Hotel in coordination with the sales and marketing programs of Manager and other Homewood Suites by Hilton(R)hotels Manager may participate in sales and promotional campaigns and activities involving complimentary rooms. Manager, in marketing and advertising the Hotel, shall have the right to use marketing and advertising services of employees of Manager and its affiliates not located at the Hotel. Manager may charge the Hotel for personnel and other costs and expenses incurred in providing such marketing and advertising services; provided that (i) Manager's allocation of such marketing and advertising costs and expenses among the hotels, including the Hotel, shall be pro rated among all hotels owned or managed by Manager and (ii) the annual allocation of any costs and expenses to the Hotel relating specifically to marketing and advertising shall not exceed $10,000.00 (which $10,000.00 amount is based upon the purchasing power of the United States dollar as of the Effective Date and shall be annually increased, if necessary, on each anniversary of the Effective Date to reflect an amount which shall have the equivalent purchasing power to said $10,000.00), without Owner's prior written consent, which shall not be unreasonably withheld.

                                    ARTICLE 4

                               OWNER'S OBLIGATIONS

     Section 4.01. Owner's Obligations. During the Term, Owner shall have the
                   -------------------
obligations set forth below:

     (i)  License Agreement. Owner shall comply with all the terms and
          -----------------
          conditions of the License Agreement (specifically including, but not limited to, Licensee's obligation to pay the fees, charges and contributions set forth in Sections 3.c. and 7 of the License Agreement) and keep the License Agreement in full force and effect from the Effective Date through the remainder of the Term. Nothing in this Agreement shall be interpreted in a manner which would relieve Owner of any of its obligations under the License Agreement;

     (ii) Licenses and Permits. Owner shall obtain and maintain, with Manager's
          --------------------
          assistance and cooperation, all governmental permissions, licenses and permits required to be held in Owner's and/or Fee Owner's name that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement and the License Agreement;

     (iii) Insurance. Owner shall procure and maintain throughout the Term the
           ---------
          insurance coverages set forth on Exhibit "E";
                                           -----------

     (iv) Operating Funds. Owner shall provide all funds necessary to enable
          ---------------
          Manager to manage and operate the Hotel in accordance with the terms of this Agreement and the License Agreement, regardless of the designation of a portion of the operating costs as Fee Ownership Costs. Owner agrees to deliver to Manager for deposit into the Bank Account(s) on the Effective Date the amount specified on Exhibit "B"
                                                                   -----------
          which amount shall be the "Minimum Balance" to be maintained by Owner during the first year of the Hotel's operation. The Minimum Balance thereafter shall be no less than the Hotel's operating costs for the preceding fiscal month. The Minimum Balance shall serve as working capital for the Hotel's operations. Owner agrees, upon Manager's written request, to immediately furnish Manager with sufficient funds to make up any deficiency in the Minimum Balance;

     (v)  Capital Funds. Owner shall expend such amounts for Capital
          -------------
          Improvements and FF&E Replacements as are required from time to time to (a) maintain the Hotel in good order and repair, (b) comply with the standards referred to in the License Agreement, and (c) comply with governmental regulations and orders. Owner shall cooperate fully with Manager in establishing appropriate procedures and timetables for Owner to undertake Capital Improvements and FF&E Replacements.

          It is recognized that expenditures for Capital Improvements and FF&E Replacements are incapable of precise calculation in advance. Therefore, five percent (5%) of Gross Revenues shall be paid over in cash in each calendar month after the Effective Date into a Reserve Fund (as hereinafter defined) to pay for Capital Improvements and FF&E Replacements. In lieu of funding monthly into the Reserve Fund as contemplated above, Owner shall have the right, but not the obligation, to deposit into the Reserve Fund, on or about the commencement of each year, the full amount set forth in the Capital Budget and FF&E Budget. Manager shall establish a reserve for Capital Improvements and FF&E Replacements on the books of account for the Hotel and the cash amounts required for such reserve shall be placed into an interest-bearing account (the "Reserve Fund") established in the Hotel's name at the bank at which the Bank Account(s) are established, with Manager's designees being the only authorized signatories on said account. All amounts on deposit in the Reserve Fund shall be Owner's. Any expenditures for Capital Improvements and FF&E Replacements during any calendar year which have been included in an approved Capital Budget or FF&E Budget may be made without Owner's or Fee Owner's additional approval and, to the extent available, shall be made by Manager from the Reserve Fund (including accrued interest and unused accumulations from prior calendar years). Any amounts remaining in the Reserve Fund at the close of each calendar year shall be carried forward and retained in the Reserve Fund until fully used as herein provided. To the extent the Reserve Fund is insufficient at a particular time or to the extent the Reserve Fund plus anticipated contributions for the ensuing calendar year is less than the budgeted expenditures set forth in the approved Capital Budget for the ensuing calendar year then in either such event, Manager shall give Owner written notice thereof at least sixty (60) days before the anticipated date such funds will be needed. Owner shall supply the necessary funds by deposit to the Reserve Fund at least fifteen (15) days before the anticipated date such funds will be needed. All proceeds from the sale of capital items no longer needed for the operation of the Hotel shall be deposited to the Reserve Fund. All proceeds from the sale of fixtures, furniture or equipment no longer needed for the operation of the Hotel shall be allocated primarily to the cost of replacement of such fixtures, furniture or equipment, and, secondarily, in the event of proceeds in excess of such cost, to the Reserve Fund to the extent necessary to satisfy Owner's obligation to fund the same in accordance herewith, and, thirdly, if the Reserve Fund is fully funded in accordance herewith, any remaining proceeds shall be paid directly to Owner. (The parties hereby confirm that proceeds from the sale of capital items or fixtures, furniture or equipment shall be excluded from the computation of Gross Revenues hereunder). Sale of such items shall be at the discretion of Manager, and conducted in a commercially reasonable manner. Manager shall not dispose of any capital item or group of capital items having a value in excess of ten thousand dollars ($10,000) without Owner's prior written consent unless the replacement of such capital item or group of capital items has been contemplated in the applicable Capital Budget or FF&E Budget. Manager also shall obtain the consent of Owner's Leasehold Mortgagee when required for any disposition of capital items otherwise prohibited under the terms of Owner's Mortgage Documents, provided, however, that to the extent any capital item is being replaced because the same is defective or obsolete or with an item of equal or greater value no such consent need be obtained from

          Owner's Leasehold Mortgagee. Upon termination of this Agreement for whatever reason or upon sale of the Hotel, Manager's right to expend any unused portion of the Reserve Fund shall terminate and the balance of the Reserve Fund shall be paid over to Owner, less any sums then due Manager.

          To the extent any expenditure under this Section 4.01(v) shall exceed twenty thousand dollars ($20,000), Manager shall first solicit bids from at least three different reputable and qualified third parties, and the lowest of the bidders shall be selected unless acceptance of a higher bid has been approved by Owner in writing or unless Manager provides a reasonably detailed explanation for its selection of a bid higher than the lowest of the bidders;

     (vi) Payments to Manager. Owner shall promptly pay to Manager all amounts
          -------------------
          due Manager under this Agreement;

     (vii) Owner's Representative. Owner shall appoint a representative to
           ----------------------
          represent Owner in all matters relating to this Agreement and/or the Hotel ("Owner's Representative"). Owner's initial Owner's Representative shall be the individual named on Exhibit "B". Manager
                                                          -----------
          shall have the right to deal solely with the Owner's Representative on all such matters. Manager may rely upon statements and representations of Owner's Representative as being from and binding upon Owner. Owner may change its Owner's Representative from time to time by providing written notice to Manager in the manner provided for herein. Owner shall cause the Owner's Representative to attend all quarterly meetings referred to in Section 3.01(xiii);

     (viii) Owner's Audits. Owner shall have the right to have its independent
            --------------
          accounting firm examine the books and records of the Hotel at any reasonable time upon forty-eight (48) hours notice to Manager;

     (ix) Right of Inspection and Review. Owner, Owner's Leasehold Mortgagee,
          ------------------------------
          Fee Owner and Fee Owner's Mortgagee and their respective accountants, attorneys, agents and other representatives and invitees, shall have the right to enter upon any part of the Hotel at all reasonable times during normal business hours and during the term of this Agreement upon reasonable prior notice to Manager for the purpose of examining or inspecting the Hotel, showing the Hotel to prospective purchasers or mortgagees, or auditing, examining or making extracts of books and records of the Hotel, or for any other purpose which Owner, in its reasonable discretion, shall deem necessary or advisable, but the same shall be done with as little disruption to the business of the Hotel as under the circumstances is reasonable; and

     (x)  Quiet and Peaceable Operation. Owner shall ensure that Manager is able
          -----------------------------
          to peaceably and quietly operate the Hotel in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by Owner or by any other person or persons claiming by, through or under Owner. Owner shall undertake and prosecute all reasonable and appropriate actions, judicial or otherwise, required to assure such quiet and peaceable operations by Manager.

                                    ARTICLE 5

                                 MANAGEMENT FEE

     Section 5.01. Management Fee. On the first day of each fiscal month after
                   --------------
the Effective Date, Manager is authorized by Owner to pay itself from the Bank Account(s) the Management Fees calculated in the manner set forth on Exhibit
                                                                     -------
"C".
---

     Section 5.02. Reimbursements to Manager. Without limiting any other
                   -------------------------
provision of this Agreement, and in addition to the Management Fee provided for above, Manager and its Affiliates shall be entitled to be reimbursed for the following costs and expenses incurred in rendering services to the Hotel:

     (a) subject to the limitations provided in Section 3.01(xix)(e) of this Agreement, the Hotel's pro rata share of all costs and expenses incurred in connection with the rendition of Group Services, allocated on the same basis as allocated to Other Managed Hotels. Such allocations shall be certified to Owner by Manager's independent accounting firm on an annual basis. As used herein, the term "Group Services" refers to (a) group advertising, (b) sales and business promotion services on the same basis as furnished to Other Managed Hotels, (c) national marketing programs (including the any guest frequency or loyalty programs), (d) centralized reservation services,
          (e) credit card services, (f) software in use at one or more Other Managed Hotels and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing, and service/operator manuals and any enhancements, modifications or substitutions thereof and (g) such additional group or regional services and facilities as Manager shall hereafter furnish to Other Managed Hotels as a group or regionally. Subject to the limitations provided in Section 3.01(xix)(e) of this Agreement, Owner agrees that the Hotel shall participate fully in all of the Group Services made available to the Hotel by Manager. Owner further agrees that the Hotel shall honor all credit cards issued by Manager and its Affiliates, and that the Hotel's policy regarding association with any other credit card system shall be in conformity with Manager's general policy at the time in effect;

     (b)  the compensation paid by Manager or its Affiliates to Hotel employees;

     (c) reasonable travel and out-of-pocket expenses of (i) all employees of Manager and its Affiliates, and (ii) all regional officers of Manager and its Affiliates who are not assigned to the Hotel, while working on an assignment for the specific benefit of the Hotel, which are incurred in performing their duties hereunder in connection with any phase of the operation of the Hotel in accordance with the policies of Manager then in effect, or as otherwise approved in writing by Owner;

     (d) the compensation and expenses paid or reimbursed by Manager or its Affiliates to all independent consultants rendering services to the Hotel if and to the extent contemplated in the Operating Budget, Capital Budget or FF&E Budget for such operating year or as otherwise approved in writing by Owner;

     (e) the costs and expenses of centralized accounting services, subject to any limitations thereon provided in Exhibit "B"; and
                                              -----------

     (f) all other expenditures which are authorized, permitted or required under the provisions of this Agreement which have been paid or funded by Manager on Owner's behalf.

     It is agreed that, to the extent the entire amount of expenses reimbursable to Manager or its Affiliates under the provisions of this Section 5.02, or under any other provisions of this Agreement, is not incurred solely for the benefit of the Hotel, then such amount or expense shall be fairly and appropriately allocated.

     Except as otherwise provided in this Agreement, Manager shall be entitled to reimburse itself and its Affiliates for the above items out of the Bank Accounts, or, if the Bank Accounts do not contain adequate funds to pay such amounts, Manager may submit statements covering such items to Owner, and Owner will pay to Manager or its Affiliate(s), as applicable, the amount indicated thereon promptly upon the receipt of such statements.

                                   ARTICLE 6

                              CLAIMS AND LIABILITY

     Section 6.01. Claims and Liability. Owner and Manager mutually agree for
                   --------------------
the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person or damage to property regardless whether any such demand, claim, action, damage, loss, liability or expense is caused or contributed to, by or results from the negligence of Owner or Manager or their subsidiaries, affiliates, employees, directors, officers, agents or independent contractors and regardless whether the injury to person or damage to property occurs in and about the Hotel or elsewhere as a result of the performance of this Agreement. Nevertheless, in the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy the demand, claim, action, loss, liability or expense and the same did not arise out of the gross negligence or willful misconduct of Manager, Owner agrees, at its expense, to indemnify and hold Manager and its subsidiaries, affiliates, officers, directors, employees, agents or independent contractors harmless to the extent of the excess liability.

     Section 6.02. Survival. The provisions of this Article 6 shall survive any
                   --------
cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all demands, claims, actions, damages, losses, liabilities or expenses which are the subject of the provisions of this Article 6.

                                    ARTICLE 7

                         CLOSURE, EMERGENCIES AND DELAYS

     Section 7.01. Events of Force Majeure. If at any time during the Term of
                   -----------------------
this Agreement it becomes necessary, in Manager's opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety and welfare of the guests and/or employees of the Hotel for reasons beyond the reasonable control of Manager, such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest, governmental regulations and orders, shortage or lack of adequate supplies or lack of skilled or unskilled employees, contagious illness, catastrophic events or acts of God, which shall not include Manager's computer systems and software not being able accurately to process date data and information ("Force Majeure"), then in such event or similar events Manager may close and cease operation of all or any part of the Hotel, reopening and commencing operation when Manager deems that such may be done without jeopardy to the Hotel, its guests and employees.

     Manager and Owner agree, except as otherwise provided herein, that the time within which a party is required to perform an obligation and Manager's right to manage the Hotel under this Agreement shall be extended for a period of time equivalent to the period of delay caused by an event of Force Majeure.

     Section 7.02. Emergencies. If a condition of an emergency nature should
                   -----------
exist which requires that immediate repairs be made for the preservation and protection of the Hotel, its guests or employees, or to assure the continued operation of the Hotel, Manager is authorized to take all actions and to make all expenditures necessary to repair and correct such condition, regardless whether provisions have been made in the applicable budget for such emergency expenditures. Expenditures made by Manager in connection with an emergency shall be paid, in Manager's sole discretion, out of the Bank Account(s). Owner shall immediately replenish such funds paid from the Bank Account(s). Manager shall endeavor to communicate with Owner prior to making any expenditures to correct an emergency condition, but in any event shall promptly notify Owner after the emergency expenditures have been made.

                                    ARTICLE 8

                            CONDEMNATION AND CASUALTY

     Section 8.01. Condemnation. If the Hotel is taken in any eminent domain,
                   ------------
expropriation, condemnation, compulsory acquisition or similar proceeding by a competent authority, this Agreement shall automatically terminate as of the date of taking or condemnation. Any compensation for the taking or condemnation of the physical facility comprising the Hotel shall be paid to Owner. Manager, however, with the full cooperation of Owner, shall have the right to file a claim with the appropriate authorities for the loss of Management Fee income for the remainder of the Term and any extension thereof because of the condemnation or taking. If only a portion of the Hotel is so taken and the taking does not make it unreasonable or imprudent, in Manager's and Owner's opinion, to operate the remainder as a hotel of the type immediately preceding such taking, this Agreement shall not terminate. Any compensation shall be used, however, in whole or in part, to render the Hotel a complete and satisfactory architectural unit as a hotel of the same type and class as it was immediately preceding such taking or condemnation.

     Section 8.02. Casualty. In the event of a fire or other casualty, Owner
                   --------
shall comply with the terms of the License Agreement and this Agreement shall remain in full force and effect so long as the License Agreement remains in full force and effect.

                                    ARTICLE 9

                               TERMINATION RIGHTS

     Section 9.01. Bankruptcy and Dissolution. If either party is voluntarily or
                   --------------------------
involuntarily dissolved or declared bankrupt, insolvent, or commits an act of bankruptcy, or if a company enters into liquidation whether compulsory or voluntary otherwise than for the purpose of amalgamation or reconstruction, or compounds with its creditors, or has a receiver appointed over all or any part of its assets, or passes title in lieu of foreclosure, the other party may terminate this Agreement immediately upon serving notice to the other party, without liability on the part of the terminating party.

     Section 9.02. Manager's Termination Right Upon the Termination of License
                   -----------------------------------------------------------
Agreement. If the License Agreement is terminated for any reason, Manager may
---------
terminate this Agreement immediately upon serving notice to Owner, without liability on the part of Manager. Upon such termination, unless specifically provided otherwise herein, Manager shall be entitled to receive the Sale Termination Fee calculated in the manner set forth on Exhibit "B".
                                                      -----------
Notwithstanding anything contained herein, Manager shall not be entitled to receive the Sale Termination Fee if the License Agreement is terminated because of Manager's failure to perform its obligations hereunder and Manager's failure was not caused by the failure of Owner to perform its obligations hereunder.

     Section 9.03. (a) Owner's Default. The following shall, at the election of
                       ---------------
Manager, constitute events of default by Owner under this Agreement (each such event being referred to herein as an "Owner's Default"):

     (i) The failure of Owner to pay any amount to Manager provided for herein for a period of ten (10) days after written notice by Manager of such failure to pay.

     (ii) Failure of Owner to keep or perform any duty, obligation, covenant or agreement of Owner under this Agreement (other than the obligation to pay that is the subject of paragraph (i) above) and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Manager; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default but only if Owner promptly commences to cure such default and continues thereafter with all due diligence to complete such a cure to the satisfaction of Manager.

     (iii) The occurrence of a default under or other termination of the Percentage Lease.

     (iv) The occurrence of a material default under the Mortgage Documents, which default is not cured and results in acceleration of the indebtedness secured thereby, or the exercise of any possessory rights or rights to the appointment of a receiver in favor of the Leasehold Mortgagee.

     (v) Failure of Fee Owner to keep or perform any duty, obligation, covenant or agreement of Fee Owner under the "Comfort Letter" of even date herewith from Manager to Fee Owner agreed to and accepted by Fee Owner (the "Comfort Letter") relating to the Hotel and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Manager; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default, but only if Fee Owner promptly commences to cure such default and continues thereafter with all due diligence to complete such a cure to the satisfaction of Manager.

     (vi) The occurrence of an "Event of Default" (as defined in the Acquisition Mortgage Documents (as herein defined)) under the Acquisition Mortgage Documents, which Event of Default is not cured and results in acceleration of the indebtedness secured thereby.

     On the occurrence of any Owner's Default, Manager shall have the right to terminate this Agreement by written notice to Owner, in addition to its rights to seek damages or other remedies available to it at law or in equity.

     (b) Manager Default. The following shall, at the election of Owner,
         ---------------
constitute an event of default by Manager under this Agreement (such event being referred to herein as the "Manager Default"): Failure of Manager to keep or perform any duty, obligation, covenant or agreement of Manager under this Agreement and such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Owner; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default provided that Manager promptly commences to cure such default and continues thereafter with all due diligence to complete such cure to the satisfaction of Owner. Upon the occurrence of the Manager Default, and provided the Acquisition Loan has been paid in full, Owner shall have the right to terminate this Agreement by written notice to Manager, in addition to its right to seek damages or other remedies available to it at law or in equity.

     Section 9.04. Owner's -- Termination Rights. (a) Provided Owner is not in
                   -----------------------------
default under this Agreement at the time of delivery of the Termination Notice (as defined herein) or on the Termination Date (as defined herein), and provided the Acquisition Loan has been paid in full, Owner shall have the right, after the tenth anniversary of the Effective Date, to terminate this Agreement by giving written notice (a "Termination Notice") to Manager setting forth an effective termination date which shall be the last day of a month (the "Termination Date") and which shall be not less than six (6) months nor more than twelve (12) months after the date of such Termination Notice and shall in no event be prior to the tenth anniversary of the Effective Date. If Owner terminates this Agreement pursuant to this Section 9.04(a), in addition to payment of all other fees and reimbursable sums due to Manager on the Termination Date, Manager shall have the right to receive the Cancellation Termination Fee calculated in the manner set forth on Exhibit "B". Such
                                                      -----------
termination shall be effective so long as on or before the Termination Date (x) Owner pays to Manager the Cancellation Termination Fee and all amounts determined by Owner and Manager, each acting reasonably and in good faith, to be due and owing to Manager pursuant to the terms and provisions of this Agreement and (y) all sums then outstanding under the Acquisition Loan shall have been paid in full.

     (b) (i) Provided Owner is not in default under this Agreement, and provided the Acquisition Loan is paid in full, Owner shall have the right to terminate this Agreement if, beginning in the first full calendar year of Hotel operations, Manager fails to (A) achieve, in any two consecutive calendar years, a Gross Operating Profit (as herein defined) which is at least eighty-five percent (85%) of the amount set forth in the respective annual Operating Budget for Gross Operating Profit ("Budgeted GOP") and (B) during each of the two (2) immediately preceding calendar years, the Hotel's Yield Index (as reported in the "Star Report" published by Smith Travel Services) versus the Competitive Set is below the agreed upon Base Yield Index of the Hotel for each of the applicable calendar years; provided, however, that, in the case of (A) if within sixty (60) days of receipt of a notice from Owner that Owner intends to terminate this Agreement pursuant to this Section 9.04(b)(i), Manager pays in cash to Owner the difference between the achieved Gross Operating Profit and eighty-five percent (85%) of the Budgeted GOP for the second of the two consecutive calendar years in which shortfalls occurred, then Owner shall not be entitled to terminate this Agreement. If Owner is entitled to and elects to terminate this Agreement, Owner shall give written notice to Manager within ninety (90) days after the later of (x) Owner's receipt of the annual financial statements for the calendar year pursuant to Section 3.01(vi) and the date of publication of information regarding the Yield Index of the hotels within the Competitive Set by Smith Travel Services. If such notice is not provided by Owner to Manager within such ninety (90) day period, Owner shall be deemed to have waived its right hereunder to terminate this Agreement with respect to the calendar year as to which the failure occurred. In the event Owner has the right to terminate with respect to a calendar year but waives such right, Owner's right to terminate shall carry forward and shall be applicable to the next succeeding calendar year if Manager fails to achieve eighty-five percent (85%) of the Budgeted GOP and Competitive Set tests for the next succeeding year, subject to Manager's right to cure for such calendar year. For purposes of this section, the term "Gross Operating Profit" shall mean the amount, if any, by which Gross Revenues for any calendar year exceed operating costs for such calendar year.

     (ii) The provisions of clause (b)(i) above shall not apply in any calendar year in which the operation of the Hotel, or the use of the Hotel's facilities, are significantly disrupted by casualty loss, strike, eminent domain, or other events of Force Majeure that are beyond the reasonable control of Manager, or major repairs to or refurbishment of the Hotel. In the event Owner exercises the right of termination contemplated in clause (b)(i) above, (a) Owner shall have no obligation to pay any termination fee or other damages to Manager as a consequence of such termination, except that Owner shall be liable to Manager and shall pay immediately upon such termination all fees earned and other amounts and expenses payable or reimbursable to Manager pursuant to this Agreement and (b) the exercise of the right of termination shall only be valid if on or prior to the termination date all sums outstanding under the Acquisition Loan shall have been paid in full.

     Section 9.05. Manager's Right to Terminate Upon Sale. If there is to be a
                   --------------------------------------
"Change in Ownership" as defined in the License Agreement and the new owner of the Hotel has not received a Homewood Suites by Hilton(R) License Agreement for the operation of the Hotel (for purposes of this Section 9.05, said agreement shall be referred to as the "License Agreement"), Manager shall have the right upon giving notice to Owner to terminate this Agreement on the date the Change of Ownership occurs. If there is a Change of Ownership and the new owner of the Hotel receives a License Agreement, but does not enter into an assumption agreement, pursuant to which the new owner assumes all of Owner's obligations hereunder, with Manager prior to the date the Change of Ownership occurs, Manager shall have the right, upon giving notice to Owner, to terminate this Agreement on the date the Change of Ownership occurs. If Manager terminates this Agreement pursuant to this Section 9.05 (in addition to payment of all other fees and reimbursable sums due to Manager to the date of termination), Manager shall have the right to receive the Sale Termination Fee calculated in the manner set forth on Exhibit "B". If a Change of Ownership occurs, and the new
                    -----------
owner obtains a License Agreement and the new owner and Manager enter into an assumption agreement pursuant to which this Agreement remains in full force and effect, Manager shall not receive a Termination Fee and references in this Agreement to License Agreement shall be to the License Agreement with such new owner.

     Section 9.06. Delays. Notwithstanding any other provision of this
                   ------
Agreement, if any event of the type described in Article 7 or 8 occurs after the Effective Date and Manager is unable to operate the Hotel for a period of ninety
(90) days, Manager shall have the option to terminate this Agreement upon thirty
(30) days' prior written notice to Owner, without liability on the part of Manager, its parent or their subsidiaries or affiliates. Under any such circumstances, the Acquisition Loan shall be repaid in full.

     Section 9.07. Employment Solicitation Restriction Upon Termination. Owner
                   ----------------------------------------------------
and its affiliates and subsidiaries and their successors hereby agree not to solicit the employment of the Hotel general manager, assistant general manager or director of sales at any time during the term of this Agreement without Manager's prior written approval. Furthermore, Owner and its affiliates and subsidiaries and successors agree not to employ the Hotel's general manager, assistant general manager or director of sales for a period of twelve (12) months after the termination or expiration of this Agreement, without Manager's prior written approval.

     Section 9.08. Transition Upon Termination. Upon any termination of this
                   ---------------------------
Agreement, all fees and payments due to Manager as of the effective date of termination, including all accrued and unpaid fees and reimbursable charges and expenses, shall be paid to Manager within ten (10) days after delivery to Owner of an itemized statement of such fees and payments. Manager shall be entitled to exercise the right of setoff provided in Section 11.16 hereof with respect to such fees, charges and expenses. Manager shall deliver to Owner, or such other person or persons as Owner may designate, copies of all books and records of the Hotel and all funds in the possession of Manager belonging to Owner or received by Manager pursuant to the terms of this Agreement, and shall assign, transfer or convey to such person or persons all service contracts and personal property relating to or used in the operation and maintenance of the Hotel, except any personal property which is owned by Manager. Manager also shall, for a period of thirty (30) days after such expiration or termination, make itself available to consult with and advise Owner or such other person or persons regarding the operation and maintenance of the Hotel at a consultation fee to be agreed upon between Manager and Owner.

     Section 9.09. Loss of Alcohol License. If for any reason not caused by the
                   -----------------------
act or omission of Manager, any required licenses for the sale of alcoholic beverages are at any time suspended, terminated or revoked and such suspension, termination or revocation shall continue for a period of sixty (60) consecutive days, or if, for any reason not caused by the act or omission of Manager, the right to serve alcoholic beverages in the Hotel shall otherwise be suspended for a period of sixty (60) consecutive days, then Manager shall have the right to terminate this Agreement upon written notice to Owner given at any time following the occurrence of any such event, and this Agreement shall terminate upon the date specified therein, which date shall be not less than thirty (30) days nor more than seventy-five (75) days after the date of the giving of such notice.

     Section 9.10. Indemnification re Future Business. Owner shall indemnify and
                   ----------------------------------
hold Manager and its Affiliates harmless from all costs, expenses, claims and liabilities, including reasonable attorneys' fees, arising or resulting from the failure of Owner, following the expiration or earlier termination (for whatever cause) of this Agreement, (i) to provide all of the services contracted for within the scope and terms of this Agreement in connection with the business booked in the ordinary course of business at any time prior to the date of such expiration or termination, (ii) if and to the extent required by any contracts or leases entered into in the ordinary course of business of the Hotel by Manager as agent of Owner within the scope and terms of this Agreement prior to such expiration or termination, to honor and fulfill all obligations of Owner thereunder with respect to the Hotel, or (iii) to honor all purchase orders and to pay all payables arising out of the operation by Manager of the Hotel in the ordinary course of business in accordance with the provisions of this Agreement prior to such expiration or termination, (iv) to pay or reimburse Manager for all Compensation due to the employees of the Hotel or to make, or reimburse Manager for, all contributions or other payments required to meet its obligations under or with respect to all employee benefit plans for the period prior to such expiration or termination, or (v) if and to the extent applicable pursuant to the provisions of Section 9.11 hereinbelow, (A) to reimburse Manager for any liabilities arising under the WARN Acts, and (B) to the extent Owner or its new manager hires Hotel employees, to pay all Compensation due to such employees of the Hotel from the after such expiration or termination of this Agreement.

     Section 9.11. Extension Date of Termination. Notwithstanding any contrary
                   -----------------------------
provision of this Agreement, the date of termination of this Agreement, other than upon expiration pursuant to Section 2.01, shall be extended so that the date of termination after notice of termination is given to or by Manager shall be on a date which is not earlier than fifteen (15) days plus the number of days, if any, Manager is required to give its employees advance notice of termination of employment as required by the Worker Adjustment and Retraining Act, 29 U.S.C., ss.2101 et. seq., as hereafter amended, or any similar federal or state statute ("WARN Acts"); provided, however, that this provision shall not be applicable if Owner or its new hotel manager hires a sufficient number of Hotel employees in order for Manager to avoid incurring liability under the WARN Acts in connection with such termination, and Owner shall indemnify and hold Manager and its Affiliates harmless from all costs, expenses, claims and liabilities, including reasonable attorneys' fees, arising or resulting from any such liability under the WARN Acts.

                                   ARTICLE 10

                         APPLICABLE LAW AND ARBITRATION

     Section 10.01. Applicable Law. The interpretation, validity and performance
                    --------------
of this Agreement shall be governed by the procedural and substantive laws of the State or Commonwealth in which the Hotel is located, and any and all disputes, except those specifically referred to below, shall be brought and maintained within that state. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

     Section 10.02. Arbitration of Financial Matters.
                    --------------------------------

          Subsection 10.02.1. Matters to be Submitted to Arbitration. In the
                              --------------------------------------
     case of a dispute with respect to any of the following matters, either party may submit such matter to arbitration which shall be conducted by the Accountants (as hereinafter defined in Subsection 10.02.2): (a) computation of the Management Fees; (b) reimbursements due to Manager under this Agreement; (c) any adjustment in the Minimum Balance under the provisions of Section 4.01(iv); (d) any adjustment in dollar amounts of insurance coverages required to be maintained; (e) any dispute concerning the apportionment of compensation for any taking contemplated under Section
     8.01 of this Agreement; and (f) any dispute concerning the approval of an Operating Budget, Capital Budget or FF&E Budget.

          All disputes concerning the above matters shall be submitted to the Accountants. The decision of the Accountants with respect to any matters submitted to them under this Subsection 10.02.1 shall be binding on both parties hereto. The parties hereby agree and acknowledge that disputes relating to the Group Services, or the allocation or computation of costs or expenses relating thereto, shall not be subject to the terms of this
     Section 10.02 and may not be submitted to the Accountants for arbitration.

          Subsection 10.02.2. The Accountants. The "Accountants" shall be one of
                              ---------------
     three (3) firms of certified public accountants of recognized national standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen & Co., PriceWaterhouseCoopers, and Ernst & Young, notwithstanding any existing relationships which may exist between Owner and such accounting firms or Manager and such accounting firms. The party desiring to submit any matter to arbitration under Subsection 10.02.1 shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three (3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two (2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described in Subsection 10.02.3 within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party.

          Subsection 10.02.3. Procedures. In all arbitration proceedings
                              ----------
     submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Owner or Manager shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel.

     Section 10.03. Performance During Disputes. It is mutually agreed that
                    ---------------------------
during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, Manager shall remain in possession of the Hotel as Manager; and Owner and Manager shall continue their performance of the provisions of this Agreement and its exhibits. Manager shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     Section 11.01. Authorization. Owner and Manager represent and warrant to
                    -------------
each other that their respective corporations have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

     Section 11.02. Relationship. Manager and Owner shall not be construed as
                    ------------
joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

     Section 11.03. Manager's Contractual Authority in the Performance of this
                    ----------------------------------------------------------
Agreement. Manager is authorized to make, enter into and perform in the name of
---------
and for the account of Owner any contracts deemed necessary by Manager to perform its obligations under this Agreement. In exercising its authority hereunder, Manager shall be entitled to execute and enter into contracts without the specific approval of Owner and Fee Owner so long as each such contract (i) requires expenditures or otherwise establishes liability of twenty-five thousand dollars ($25,000) or less and (ii) has a term (excluding options in favor of
                          ---
Manager and Owner to renew) of one (1) year or less or can be cancelled without
                                            --
penalty upon sixty (60) days' notice or less, provided, however, that any contract entered into pursuant to the last Section of Section 4.01(vi) shall be governed by the provisions of said Section 4.01(vi). Any contract that does not satisfy the conditions set forth in the preceding sentence shall require the prior approval in each instance of Owner, regardless whether such expenditure is authorized in an applicable budget, unless the form of the contract proposed to be entered into has been approved in advance by Owner. Owner agrees to promptly respond to any request for approval and further agrees that its consent shall not be unreasonably withheld or delayed. Manager shall be authorized to enter into contracts with affiliates of Manager, but only so long as Owner shall have approved in advance the cost of the service or product to be provided.

     Section 11.04. Further Actions. Owner and Manager agree to execute all
                    ---------------
contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

     Section 11.05. Successors and Assigns. Owner's consent shall not be
                    ----------------------
required for Manager to assign any of its rights, interests or obligations as Manager hereunder to any parent, subsidiary or affiliate of Manager or Hilton Hotels Corporation, provided that any such assignee agrees to be bound by the terms and conditions of this Agreement and provided, further, that such assignee has received an assignment of all or substantially all of the management agreements entered into by Manager with respect to other Homewood Suites by Hilton(R) hotels. The acquisition of Manager or its parent company by a third party shall not constitute an assignment of this Agreement by Manager and this Agreement shall remain in full force and effect between Owner and Manager, as long as the third party acquirer shall continue to own and operate the Homewood Suites "System". Except as herein provided, Manager shall not assign any of its obligations hereunder without the prior written consent of Owner, which shall not be unreasonably withheld or delayed. Owner shall be deemed to have consented to such an assignment of this Agreement if Owner has not notified Manager in writing to the contrary within fifteen (15) days after Owner has received Manager's request for Owner's consent to an assignment. Manager shall have the right to pledge or assign its right to receive the Management Fees hereunder without the prior written consent of Owner.

     Owner shall have the right to assign this Agreement to the person or entity which has obtained (i) leasehold title to the Hotel in accordance with the Comfort Letter and (ii) a Homewood Suites by Hilton(R) License Agreement for the Hotel. Except as hereinabove provided, Owner shall not have the right to assign this Agreement.

     Notwithstanding the foregoing, neither any transfer of publicly traded stock nor any public offering of equity ownership interests (whether partnership interest, corporate stock, shares, or otherwise) in either party or by its parent company or other owner of such party, or entity that itself or through its ownership of legal or beneficial interests in one or more other entities holds legal or beneficial interests or voting power in such an owner shall be deemed to be an sale, lease or assignment under the provisions of this Section 11.05.

     Section 11.06. Notices. All notices or other communications provided for in
                    -------
this Agreement shall be in writing and shall be either hand delivered, delivered by certified mail, postage prepaid, return receipt requested, delivered by an overnight delivery service, or delivered by facsimile machine (with an executed original sent the same day by an overnight delivery service), addressed as set forth on Exhibit "B". Notices shall be deemed delivered on the date that is four
         -----------
(4) calendar days after the notice is deposited in the U.S. mail (not counting the mailing date) if sent by certified mail, or, if hand delivered, on the date the hand delivery is made, or if delivered by facsimile machine, on the date the transmission is made. If given by an overnight delivery service, the notice shall be deemed delivered on the next business day following the date that the notice is deposited with the overnight delivery service. The addresses given above may be changed by any party by notice given in the manner provided herein.

     Section 11.07. Documents. Owner shall furnish Manager copies of all leases,
                    ---------
title documents, property tax receipts and bills, insurance statements, all financing documents (including notes and mortgages) relating to the Hotel and such other documents pertaining to the Hotel as Manager shall reasonably request.

     Section 11.08. Defense. Manager shall defend and/or settle any claim or
                    -------
legal action brought against Manager or Owner, individually, jointly or severally in connection with the operation of the Hotel. Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend and/or settle any such claim or cause of action. Owner shall have the right to participate actively in the defense of any such claim or cause of action in which Owner is a named defendant. Owner's approval shall be required with respect to any proposed settlement of any claim or cause of action in which Owner is a named party or that is not covered by insurance (excluding any deductible amount specified in the applicable policy of insurance). Manager shall confer with Owner concerning any settlement proposal that Manager is considering accepting, regardless of whether Owner is a named party, but Owner's approval shall not be required if Owner is not a named party and the settlement is covered by insurance. All liabilities, costs, and expenses, including attorneys' fees and disbursements, incurred in defending and/or settling any such claim or legal action which are not covered by insurance shall be paid by Owner.

     Section 11.09. Waivers. No failure or delay by Manager or Owner to insist
                    -------
upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 11.10. Changes. Any change to or modification of this Agreement,
                    -------
including, without limitation, any change in the application of this Agreement to the Hotel, must be evidenced by a written document signed by both parties hereto.

     Section 11.11. Captions. The captions for each Article and Section are
                    --------
intended for convenience only.

     Section 11.12. Severability. If any of the terms and provisions hereof
                    ------------
shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable (specifically including Manager's right to receive its Management Fees), the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty
(30) days' written notice to the other party, without liability on the part of the terminating party.

     Section 11.13. Interest. Any amount payable to Manager or Owner by the
                    --------
other which has not been paid when due shall accrue interest at the lesser of:
(a) the highest legal limit in the state in which the Hotel is located or (b) two percentage points (2%) over the published base rate of interest charged by Citibank, N.A., New York, New York, to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time.

     Section 11.14. Reimbursement. The performance by Manager of its
                    -------------
responsibilities under this Agreement are conditioned upon Owner providing sufficient funds to Manager on a timely basis to enable Manager to perform its obligations hereunder. Nevertheless, Manager shall be entitled, at its option, after first providing not less than ten (10) days' prior written notice to Owner specifying the obligations to be satisfied and the amount of money to be advanced, to advance funds or contribute property, on behalf of the Owner, to satisfy obligations of Owner in connection with the Hotel and this Agreement. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by Owner or its agents upon request. Owner agrees to reimburse Manager with interest upon demand for money paid or property contributed by Manager to satisfy obligations of Owner in connection with the Hotel and this Agreement. Interest shall be calculated at the rate set forth in Section 11.13 from the date Owner was obligated to remit the funds or contribute the property for the satisfaction of such obligation to the date reimbursement is made.

     Section 11.15. Travel and Out-of-Pocket Expenses. Manager shall be
                    ---------------------------------
reimbursed for all reasonable travel and out-of-pocket expenses of all regional officers and employees of Manager and its Affiliates reasonably incurred in the performance of this Agreement, provided, however, that travel and out-of-pocket expenses of non-regional corporate officers, Senior Vice Presidents and higher ranking executive officers of Manager, its parent and Affiliates shall not be reimbursable by Owner. Manager shall have sole discretion, which shall not be unreasonably exercised, to determine the necessity for such travel or other expenses.

     Section 11.16. Set-Off. Without prejudice to Manager's right to terminate
                    -------
this Agreement pursuant to the provisions of this Agreement, Manager may at any time and without notice to Owner set off or transfer any sum or sums held by Manager or other affiliate of Promus Hotels, Inc. to the order or on behalf of Owner or Fee Owner or standing to the credit of Owner or Fee Owner in the Bank Account(s) in or towards satisfaction of any of Owner's liabilities to Manager in respect of all sums due to Manager under the terms of this Agreement.

     Section 11.17. Third Party Beneficiary. This Agreement is exclusively for
                    -----------------------
the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     Section 11.18. Brokerage. Manager and Owner represent and warrant to each
                    ---------
other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager and Owner each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

     Section 11.19. Survival of Covenants. Any covenant, term or provision of
                    ---------------------
this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

     Section 11.20. Estoppel Certificate. Manager and Owner agree to furnish to
                    --------------------
the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Hotel as may be reasonably requested.

     Section 11.21. Other Agreements. Except to the extent as may now or
                    ----------------
hereafter be specifically provided, nothing contained in this Agreement shall be deemed to modify any other agreement between Owner and Manager with respect to the Hotel or any other property. This Agreement, together with the Comfort Letter, contains the entire agreement between Owner and Manager regarding the management of the Hotel.

     Section 11.22. Periods of Time. Whenever any determination is to be made or
                    ---------------
action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the states of Tennessee and Virginia and/or the state in which the Hotel is located, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     Section 11.23. Preparation of Agreement. This Agreement shall not be
                    ------------------------
construed more strongly against either party regardless of who is responsible for its preparation.

     Section 11.24. Exhibits. All exhibits attached hereto are incorporated
                    --------
herein by reference and made a part hereof as if fully rewritten or reproduced herein.

     Section 11.25. Attorneys' Fees and Other Costs. The parties to this
                    -------------------------------
Agreement shall bear their own attorneys' fees in relation to negotiating and drafting this Agreement. Should Owner or Manager engage in litigation to enforce their respective rights pursuant to this Agreement, the prevailing party shall have the right to indemnity by the non-prevailing party for an amount equal to the prevailing party's reasonable attorneys' fees, court costs and expenses arising therefrom.

     Section 11.26. Agreement Not an Interest in Real Property. This Agreement
                    ------------------------------------------
is not, and shall not be deemed at any time to be or to create, an interest in real estate or a lien or other encumbrance of any kind whatsoever against the Hotel or the land on which it is erected.

     Section 11.27. Acquisition Loan; Agency Coupled With an Interest; No
                    -----------------------------------------------------
Termination While the Acquisition Loan Remains Outstanding. In accordance with
----------------------------------------------------------
that certain Agreement of Sale dated June 7, 2001, by and among Hilton Hospitality, Inc. and Chesterfield Village Hotel, LLC, as sellers, and Fee Owner, as buyer (the "Purchase Agreement"), Promus Hotels, Inc. (in its capacity as lender, the "Acquisition Lender") has loaned to Fee Owner and to Apple Suites-Mo, LLC, a Virginia limited liability company (a wholly-owned subsidiary of Fee Owner) the sum of $16,500,000 (the "Acquisition Loan") as purchase money financing for the acquisition of the properties (the "Properties") conveyed pursuant to the Purchase Agreement. The Acquisition Loan
is evidenced by (i) a note of Fee Owner dated                 , 2001, in the
                                              ----------------
amount of $7,875,000, and (ii) a note of Fee Owner and Apple Suites-Mo, LLC,
dated                 , 2001, in the amount of $8,625,000, and is secured by,
      ----------------
among other things, mortgage(s), deed(s) of trust or deed(s) to secure debt
dated                 , 2001, or of even date herewith from Fee Owner or its
      ----------------
wholly-owned subsidiary which encumbers some or all of the Properties, which may include the Hotel (the documents evidencing and securing the Acquisition Loan herein referred to as the "Acquisition Mortgage Documents"). Owner and Manager specifically acknowledge and agree that (i) Acquisition Lender has been induced, in part, to make the Acquisition Loan to Fee Owner based upon Owner's agreement to enter into this Agreement with Manager, (ii) Acquisition Lender required Owner to enter into this Agreement with Manager as a condition to making the Acquisition Loan so that (inter alia) Manager could facilitate the repayment of the Acquisition Loan in accordance with its terms by managing and operating the Hotel in accordance with the terms of this Agreement, and (iii) it is the parties' intention that Owner's retention of Manager to operate the Hotel pursuant to the terms of this Agreement is intended to, and shall, create an "agency coupled with an interest" in favor of Manager, which agency shall be irrevocable unless and until the Acquisition Loan is repaid in full. Manager shall be entitled to the legal and equitable protections that the status of an agent coupled with an interest confers on Manager for so long as the Acquisition Loan remains outstanding. Accordingly, (x) no purported termination of this Agreement by Owner for any reason whatsoever (including, without limitation, any purported termination pursuant to Article 8 or Article 9) shall be effective unless and until the Acquisition Loan shall have been repaid in full, and (y) Manager shall have the right and option to extend the Term of this Agreement indefinitely for so long as the Acquisition Loan remains outstanding. The provisions of this Section shall take effect notwithstanding anything to the contrary set forth in this Agreement.

     Section 11.28. Permitted Mortgages. Owner shall not grant any mortgage,
                    -------------------
deed of trust or trust deed, pledge or encumbrance of or other security interest in the Hotel or any part thereof or interest therein (a "Mortgage") unless and until the Acquisition Loan is paid in full, and thereafter, only to a Permitted Mortgage (as hereinafter defined). As used herein, the holders of, or trustee under, any such Mortgage, and the holder of any indebtedness secured thereby herein collectively referred to as the "Mortgagee". As used herein, a "Permitted Mortgage" shall mean any Mortgage which (as such Mortgage is amortized pursuant to its existing terms) or any future Mortgage which shall hereafter be approved in advance and in writing by Manager, such approval of Manager not to be unreasonably withheld; provided, among other things, that the: (i) principal amount of the indebtedness secured by such future Mortgage as it relates to the Hotel when aggregated with all other remaining indebtedness secured by liens against the Hotel is not in excess of the greater of (A) 75% of the then appraised value of the Hotel as determined by Mortgagee in connection with its underwriting of the loan secured by such future Mortgage, or (B) the principal amount of the indebtedness secured by any current Mortgage; (ii) a copy of the Mortgage and other loan documents shall be delivered to Manager upon execution thereof; (iii) the related financing is obtained from an Institutional Lender (as hereinafter defined) which is not an Affiliate of Owner; and (iv) Mortgagee enters into a Subordination, Attornment and Non-Disturbance Agreement with Manager in a form and substance reasonably acceptable to

Manager. The foregoing shall be applicable both to original financing and to any refinancing, and, except as may be provided in the Subordination, Attornment and Non-Disturbance Agreement between the Manager and Mortgagee, this Agreement shall survive the foreclosure of any such Mortgage, or the granting of a deed in lieu thereof, and shall be binding upon the purchaser at any such foreclosure, or the grantee of a deed in lieu thereof, and their respective successors and assigns, except any such third-party purchaser at foreclosure or any third-party grantee of a deed in lien which in either case is unaffiliated with such lender. The term "Institutional Lender" shall mean a commercial bank, a trust company, a savings bank, a savings and loan association, an insurance company, a college or university, a pension fund of a corporation whose shares are listed on a recognized national stock exchange, or a real estate investment trust whose shares are listed on such an exchange, in each case having assets of no less than $500,000,000.00 (which amount is based upon the purchasing power of the United States dollar as of the Effective Date and shall be annually increased, if necessary, on each anniversary of the Effective Date to reflect an amount which shall have the equivalent purchasing power to said $500,000,000.00) and which is regularly engaged in the business of making commercial loans.

     Section 11.29. Intellectual Property. Owner acknowledges that Manager or
                    ---------------------
one of its Affiliates is or will become the owner or licensee of certain intellectual property including its (i) software in use at one or more Other Managed Hotels and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing, and service/operator manuals and any enhancements, modifications or substitutions thereof ("Manager Software"), and (ii) trade secrets, know-how and other proprietary information relating to the operating methods, procedures and policies distinctive to Other Managed Hotels (herein collectively called "Intellectual Property"). Manager shall utilize the Intellectual Property in connection with the operation of the Hotel to the extent that it deems appropriate for the purpose of carrying out its agreements and obligations hereunder, but such use shall be strictly on a non-exclusive basis, and neither such use nor anything contained in this Agreement shall confer any proprietary license or other rights in the Intellectual Property upon Owner or any third parties, provided it is given prompt notice, reasonable assistance and sole authority to defend or settle the claim. Manager shall indemnify, defend and hold harmless Owner and its affiliates from and against any and all claims, costs, expenses, liabilities, charges and fees directly incurred by Owner and its affiliates to the extent arising from any copyright or patent infringement claim by any third party and relating to the use by Manager of the Manager Software and Intellectual Property.

     Section 11.30. Purchases from Manager and Manager's Affiliates. In
                    -----------------------------------------------
purchasing goods, supplies, equipment and services for the Hotel, including, without limitation, Operating Supplies, Operating Equipment, insurance and long distance telephone services, Manager may utilize purchasing procurement services of affiliates of Manager and/or other group buying techniques involving Other Managed Hotels, as well as other hotels operated by Manager and its Affiliates, provided that the cost thereof shall be competitive with that which would be charged by non-affiliated third party vendors in an arms-length transaction. In such event, such affiliates and/or Manager (as the case may be) shall be entitled and authorized to collect any rebates provided by vendors and service providers to the Hotel and the Other Managed Hotels ("Group Rebates"). Any Group Rebates collected and aggregated by Manager or an affiliate of Manager (as the case may be) through the group buying techniques described herein shall be equitably allocated among, and distributed to, the Hotel and the Other Managed Hotels, in Manager's sole and reasonable discretion.

     Section 11.31. Indemnification to Manager. Owner shall indemnify and hold
                    --------------------------
Manager harmless from and against any and all actions, suits, claims, penalties, losses, damages and expenses, including reasonable attorneys' fees, based upon or arising out of Manager's performance of its services hereunder, or out of any occurrence or event happening in or about the Hotel or occurring in connection with the operation thereof, or investigation relating to a possible breach, of any Legal Requirement (collectively "Claims"), except to the extent such Claims are based upon Manager's gross negligence, willful misconduct, breach of contract or failure to act in good faith; provided, however, that Owner shall not be required to indemnify Manager for any liability arising under applicable environmental laws, to the extent arising from Manager's negligence or failure to comply with such applicable environmental laws.

     Section 11.32. Confidentiality. Owner and Manager agree that the matters
                    ---------------
set forth in this Agreement are strictly confidential. In addition, Owner and Manager agree to keep strictly confidential all information of a proprietary or confidential nature about or belonging to either party or to any affiliate of either party to which the other party gains or has access by virtue of the relationship between Owner and Manager. Except as disclosure may be required to obtain the advice of professionals or consultants, or financing for the Hotel, or in furtherance of a permitted assignment of this Agreement, or as may be required by law or by the order of any government, regulatory authority, or tribunal or otherwise to comply with applicable legal requirements (including reporting requirements applicable to public companies), Owner and Manager shall make every effort to ensure that such information is not disclosed to the press or to any other third person without the prior consent of the other party. The obligations set forth in this Section 11.31 shall survive any termination or expiration of this Agreement. Owner and Manager shall cooperate with one another on all public statements, whether written or oral and no matter how disseminated, regarding their contractual relationship as set forth in this Agreement or the performance of their respective obligations under this Agreement.

     Section 11.33. Hotel Reservations Honored. Upon termination of this
                    --------------------------
Agreement for any reason, Owner agrees that Hotel reservations made by Manager in the ordinary course of business in accordance with this Agreement, for dates not more than two (2) years after the date of termination and at rates prevailing for such reservations at the time they were made, shall be honored and remain in effect after the date of termination of this Agreement.

     Section 11.34. Prohibition on Casinos. No casino shall be operated at the
                    ----------------------
Hotel, or built and operated as a separate structure on the Hotel site, without the consent of Owner and Manager, and in accordance with any applicable legal requirements.

     Section 11.35. Counterparts. This Agreement may be executed in two (2) or
                    ------------
more counterparts, each of which shall be deemed an original.

                             SIGNATURE PAGE FOLLOWS

     The parties have respectively caused this Agreement to be executed as of the respective dates shown below.

                                     OWNER:


/s/ Jacquelyn B. Owens               APPLE SUITES MANAGEMENT,
 ----------------------              INC., a Virginia corporation
Witness:


                                     By  /s/ Glade M. Knight
                                       -----------------------------------------
                                              Glade M. Knight, President

                                        Date:
                                             -----------------------------------


                                     MANAGER:


/s/ Laura B. Cady                    PROMUS HOTELS, INC., a Delaware corporation
 -----------------
Witness:


                                     By   /s/ Mariel C. Albrecht
                                       -----------------------------------------
                                              Mariel C. Albrecht
                                              Senior Vice President

                                        Date:  June 15, 2001

                                   EXHIBIT "A"

                                LICENSE AGREEMENT
                                -----------------

                         [filed herewith as Exhibit    ]
                                                    ---

                                   EXHIBIT "B"

                               DEAL SPECIFIC TERMS
                               -------------------

INITIAL TERM:                       Fifteen (15) years from the Effective Date
------------

OPTION TERMS:                       Two (2) periods of five (5) years each,
------------                        exercisable as provided in Article 2.01

COMPETITIVE SET:                    As reported, from time to time, in the "Star
---------------                     Competitive Set Response Report" published
                                    by Smith Travel Services

BASE YIELD INDEX:                   With respect to any calendar year,
----------------                    ninety-five percent (95%) of the arithmetic
                                    mean of the average annual Yield Index of each hotel within the Competitive Set for such calendar year, as measured and reported by Smith Travel Services

INITIAL MINIMUM BALANCE
FOR THE BANK ACCOUNT(S) :           $75,000
------------------------

INITIAL OWNER'S REPRESENTATIVE:     Justin Knight
-------------------------------

DISBURSEMENT PRIORITY SCHEDULE:
------------------------------

     Each fiscal month Manager, on behalf of Owner, shall disburse funds from the Bank Account(s) in the following order of priority and to the extent available:

     (a) all fees, assessments and charges due and payable under the License Agreement when issued;

     (b)  the Management Fee;

     (c)  all reimbursable expenses due Manager;

     (d) all other Hotel operating costs (herein and in the Agreement referred to as "operating costs"), as such costs and expenses are defined under the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied, specifically including, but not limited to, (i) the cost of operating equipment and operating supplies, wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, grounds and landscaping maintenance costs and equipment rentals approved by Manager as an operating cost; (ii) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair, specifically excluding expenditures for Capital Improvements and FF&E Replacements; and (iii) premiums and charges on the insurance coverages specified in Exhibit "D" incurred after the
                                                  -----------
          Effective Date. There shall be excluded from the operating costs of the Hotel the following, which shall be ownership costs of the Hotel:
          (i) depreciation of the Hotel, furnishings, fixtures and equipment;
          (ii) rental pursuant to a ground lease, if any, or the Percentage Lease or any other lease payments; (iii) debt service (interest and principal) on any mortgage(s) encumbering Owner's leasehold interest in, and/or Fee Owner's fee interest in the Hotel; (iv) property taxes and assessments; (v) expenditures for Capital Improvements and FF&E Replacements; (vi) audit, legal and other professional or special fees; (vii) premiums for insurance coverages specified in Exhibit "E";
                                                                    -----------
          (viii) administrative and general expenses and disbursements of Owner, including compensation of employees of Owner; (ix) Federal, State and local Franchise and Income Taxes; (x) amortization of bond discounts and mortgage expenses; (xi) deposits into the Reserve Fund or amounts held pursuant to Section 3.01(xviii); and (xii) such other costs or expenses which are normally treated as ownership costs under the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied;

     (e) the following ownership costs, disbursed in the following order of priority and to the extent available:

          (i) an amount (annualized) to satisfy land, building and personal property taxes and assessments;

          (ii) an amount (annualized) to satisfy the premiums for the insurance required to be obtained by Owner in accordance with Exhibit "E";
                                                                   -----------

          (iii) the amount to be deposited in the Reserve Fund pursuant to
                Section 4.01(d); and

          (iv) any ground lease payments, but specifically excluding, except as specifically itemized above, any sums payable by Owner to Fee Owner pursuant to the Percentage Lease;

     (f) payments of principal, interest and other sums due and payable under the Acquisition Loan;

     (g) any payments not specifically contemplated above which are required to be paid by Owner to Fee Owner pursuant to the Percentage Lease; and

     (h) except as provided above, debt service upon any mortgage(s) encumbering the Hotel and any capital lease payments.

     After the disbursements set forth above, any excess funds remaining in the Bank Account(s) over the Minimum Balance shall be distributed to Owner. If after making the disbursements set forth above, there shall be a deficiency in the Minimum Balance, Owner shall immediately provide such funds as may be required to maintain the Minimum Balance in the Bank Account(s).

          NOTICES:

               To Manager:

               Hilton Hotels Corporation
               755 Crossover Lane
               Memphis Tennessee 38117-4906
               Attn: Richard Schultz - Senior Vice President - Operations
               Tel: 901-374-5523
               Fax: 901-374-5521

               with copies at the same time to:

               Hilton Hotels Corporation
               9336 Civic Center Drive
               Beverly Hills, CA 90210
               Attn: General Counsel
               Tel: 310-205-7687
               Fax: 310-205-4611

               and

               Greenberg Traurig, P.A.
               111 North Orange Avenue, 20th Floor
               Orlando, Florida 32801
               Attn: Michael J. Sullivan, Esq.
               Tel: 407-420-1000
               Fax: 407-420-5909

               To Owner:

               Apple Suites Management, Inc.
               9 North Third Street
               Richmond, Virginia 23219
               Attention:  Mr. Glade M. Knight
               Tel: 804-643-4964
               Fax: 804-782-9302

               with copies at the same time to:

               Jenkens & Gilchrist
               1445 Ross Avenue, Suite 3200
               Dallas, Texas 75202-2799
               Attention:  Thomas E. Davis, Esq.
               Tel: 214-855-4500
               Fax: 214-855-4300

SALE TERMINATION FEE:
--------------------

     The "Sale Termination Fee" shall be: (i) if the termination of this Agreement occurs on or before the second anniversary of the Effective Date, the sum of $1,268,830; (ii) if the termination of this Agreement occurs after the second anniversary of the Effective Date but on or before the tenth (10th) anniversary of the Effective Date, an amount equal to the product of (x) three
(3) times (y) the quotient of the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by two (2); (iii) if the termination of this Agreement occurs after the tenth (10th) anniversary of the Effective Date but on or before the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) one and one-half (1.5) times (y) the aggregate of the Management Fees earned during the preceding twenty-four month period divided by two (2); and (iv) if the termination of this Agreement occurs after the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by 24 times
(y) the number of full calendar months remaining in the Term.

CANCELLATION TERMINATION FEE:
----------------------------

     The "Cancellation Termination Fee" shall be: (i) if the termination of this Agreement occurs after the tenth (10th) anniversary of the Effective Date but on or before the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) two (2) times (y) the aggregate of the Management Fees earned during the preceding twenty-four month period divided by two (2); and (ii) if the termination of this Agreement occurs after the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by 24 times (y) the number of full calendar months remaining in the Term.

ACCOUNTING FEE:
--------------

     $1,000 per month (which $1,000 amount is based upon the purchasing power of the United States dollar as of the Effective Date and shall be annually increased, if necessary, on each anniversary of the Effective Date to reflect an amount which shall have the equivalent purchasing power to said $1,000).

RIGHT OF FIRST REFUSAL.
----------------------

     If Owner shall have received a bona fide written offer to purchase or lease the Hotel and Owner, pursuant to the terms of such offer, desires to sell or lease the Hotel to any person, firm or corporation other than an affiliate of Owner or Fee Owner (following which this Agreement shall continue unaltered), Owner shall give written notice thereof to Manager, stating the name and full identity of the prospective purchaser or tenant, as the case may be, including (if known) the names and addresses of the owners of the capital stock, partnership interests, or other proprietary interests of a privately-held purchaser or tenant, the price or rental, and all terms and conditions of such proposed sale or lease, together with all other information with respect thereto which is reasonably requested by Manager and readily available to Owner. Within thirty (30) days after the date of receipt by Manager of such written notice from Owner (or if additional information is requested, then ten (10) days after receipt by Manager of such information, if later), Manager shall elect, by written notice to Owner, one of the following alternatives:

               (a) To purchase or lease the Hotel or to have its designee or designees (which, in Manager's sole discretion, may be any entity, including, but not limited to, an unrelated third party) purchase or lease the Hotel at the same price or rental and upon substantially the same terms and conditions as those set forth in the written notice from Owner to Manager; provided that Manager or its designee(s) may substitute cash for the fair market value of any non-cash compensation offered. In the event that Manager shall have elected to so purchase or lease or have its designee(s) so purchase or lease the Hotel in accordance with the provisions of the preceding sentence, Owner and Manager (or its designee(s) as the case may be) shall promptly thereafter enter into an agreement for sale or lease at the price or rental and on substantially the same terms aforesaid, and otherwise reasonably acceptable to Owner and such purchaser, and shall consummate such transaction subject to and in accordance with the terms and conditions thereof.

               (b) To reasonably consent or withhold consent to such sale or lease and to the assignment of this Agreement to such purchaser or tenant if such sale or lease is in fact consummated; provided that Manager expressly reserves the right to disapprove such sale, lease or assignment, if (A) the proposed transferee, or any of its Affiliates, is the owner of a trade name of a chain of hotels which competes with Manager's other owned or operated hotels, irrespective of the number of hotels comprising the competitive chain; (B) the proposed transferee or any of its Affiliates is generally recognized in the community as being of ill repute or is in any other manner a person with whom a prudent business person would not wish to associate in a commercial venture or a person that, in Manager's reasonable determination, would be considered by regulators in the gaming industry in any jurisdiction where Manager or any of its Affiliates holds a gaming license to be an unsuitable business associate of Manager and its Affiliates; (C) the proposed transferee does not have the ability to fulfill Owner's financial obligations hereunder; (D) the proposed transferee or any of its Affiliates maintained a prior unsatisfactory business relationship with Manager, or any of its Affiliates or (E) for so long as the Acquisition Loan remains outstanding.

               Manager may, at its sole option, subject its consent to satisfaction of certain conditions, including without limitation, the following: (i) the cure of any existing defaults or events which would become defaults with the giving of notice and passage of time, including without limitation, the payment in full at the closing of such sale or lease, and assignment (the "Closing"), of all unpaid obligations owed Manager and its Affiliates by Owner; (ii) receipt of evidence from the purchaser or tenant that insurance coverage, as required by Exhibit D hereof, is in full force and effect on the Closing date; and (iii) payment of the amount of any estimated fees and charges which will accrue to Manager and its Affiliates through the date of Closing, which amounts cannot be calculated in full prior to or at the Closing. To the fullest practical extent, Owner shall give to Manager sufficient written notice of the date on and place at which such sale or lease is to be consummated in order to give Manager an opportunity to prepare appropriate transfer documents and to be present at such time.

               Manager agrees that, upon the terms and conditions set forth in this Section, it shall elect one of the alternatives set forth above. If Manager shall fail, neglect or refuse to so exercise any of said alternatives within said thirty (30) day period, the same shall be conclusively deemed to constitute an election and consent under Subsection
     (b), and the provisions thereof shall prevail as if Manager had in writing consented pursuant thereto.

               (c) Notwithstanding the provisions of (b) above, but subject to the terms of the Comfort Letter, the Hotel shall not be sold or leased unless (i) the purchaser or tenant, as the case may be, shall have first delivered to Manager an executed written instrument, reasonably satisfactory in form and substance to Manager and its counsel, expressly assuming and agreeing to perform all of the terms and provisions of this Agreement, and (ii) such purchaser or tenant shall in all respects be acceptable to, and approved by, Manager, which approval shall not be unreasonably withheld. Upon any such sale or lease of the Hotel in accordance with the provisions of this Section, all of the rights and obligations of Owner hereunder shall vest in the purchaser or tenant, as the case may be, and all such rights and obligations of the seller or lessor shall thereupon terminate (with the exception of any liabilities or obligations incurred prior to the date of such sale or lease, as to which the seller or lessor shall remain fully liable). In the event of any failure by Owner to satisfy any terms and conditions of this Section, consent to any sale, lease or transfer of the Hotel and/or assignment of this Agreement shall be deemed withheld by Manager and any such sale, lease, transfer and/or assignment shall be a default hereunder.

                                   EXHIBIT "C"

                                 MANAGEMENT FEES
                                 ---------------

A. In consideration of Manager's services, Owner shall pay to Manager a management fee (the "Management Fee") equal to (i) during the period from the Effective Date to and including the last day of the month in which the 5th anniversary of the Effective Date occurs, two percent (2.0%) of the Gross Revenues (determined as hereinafter provided) from the operation of the Hotel with respect to each month (or a portion thereof) from the Effective Date through the date which is the 5th anniversary of the Effective Date, and (ii) during the period from and after the 5th anniversary of the Effective Date to and including the end of the Term or Option Term, as applicable, three percent (3%) of Gross Revenues with respect to each month (or portion thereof) during such period (such fees being herein called the "Fixed Management Fee") and (iii) ten percent (10%) of an amount equal to Operating Cash Flow (determined as hereinafter provided) from the operation of the Hotel for each operating year (herein called the "Incentive Management Fee").

B. For the purpose of determining the Fixed Management Fee, the term "Gross Revenues" shall mean Net Revenues of Total Operated Departments of the Hotel for each operating year, determined in accordance with the Uniform System of Accounts For Hotels (9th Revised Edition 1996), as published by the Hotel Association of New York City, Inc., on an accrual basis in accordance with generally accepted accounting principles consistently applied, excluding interest income. As used herein, the "Uniform System of Accounts for Hotels" shall mean the Uniform System of Accounts For Hotels (9th Revised Edition 1996), as published by the Hotel Association of New York City, Inc.

C. For the purpose of determining the Incentive Management Fee, the term "Operating Cash Flow" shall mean the Income Before Income Taxes of the Hotel for each operating year as referred to and determined in accordance with the Uniform System of Accounts For Hotels (as illustrated on page 33 thereof) on an accrual basis in accordance with generally accepted accounting principles consistently applied, excluding interest income and expense, depreciation and amortization, but after deducting (i) an amount equal to the percentage of the Gross Revenues of the Hotel to be deposited for the operating year in the Reserve Fund pursuant to Subsection 4.01(vi), and (ii) amounts in excess of the balance of the Reserve Fund (including deposits under clause (i) above for such operating year) that Owner has paid, or is required to pay, with respect to such operating year for Capital Improvements which materially enhance or add to the value of the Hotel in excess of its value on the date of the expenditure, but shall not include expenditures for Capital Improvements, of whatever magnitude, if the purpose is primarily to maintain the value of the Hotel. By way of illustration only, the conversion of guest rooms to meeting rooms or the addition of new facilities would be considered a Capital Improvement which materially enhances or adds to the value of the Hotel, while the periodic replacement of FF&E would not be considered a Capital Improvement which materially enhances or adds to the value of the Hotel.

D. Proceeds from business interruption insurance, net of any and all expenses incurred in collecting such proceeds, shall be included both for the purpose of determining Gross Revenues and Operating Cash Flow.

E. The Management Fee shall be payable in monthly installments concurrently with the delivery to Owner of the monthly report under Section 3.01(vi), the installments of the Fixed Management Fee to be the percentages of Gross Revenues from the operation of the Hotel, as described in A above for the preceding month, and the installments of the Incentive Management Fee to be an amount equal to the difference found by subtracting (i) the aggregate of the monthly installments of the Incentive Management Fee theretofore paid with respect to the preceding months in the then current operating year, from (ii) ten (10%) of Operating Cash Flow from the operation of the Hotel for the then current operating year through the end of the preceding month. The monthly installments of the Management Fee will be reduced or omitted to the extent necessary to avoid or eliminate an overpayment of the installments of the monthly Management Fee which may result from overpayments of the Incentive Management Fee due to changes in operational levels during a given operating year.

F. If any annual report to be delivered by Manager to Owner under Section 3.01(vi) shall show that the aggregate of the monthly installments of the Management Fee paid with respect to the preceding operating year shall exceed or be less than the Management Fee as shown in such annual report for such operating year, then Manager shall deposit into or withdraw from the Bank Accounts, the amount of such overpayment or underpayment, as the case may be.

                                   EXHIBIT "D"

                                    INSURANCE
                                    ---------

     In accordance with Section 3.01(xiv), Manager shall, on behalf of Owner and at Owner's expense, procure the insurance coverages hereinafter set forth and ensure that they are in full force and effect as of the Effective Date and that they remain in full force and effect throughout the Term of this Agreement. All cost(s) and expense(s) incurred by Manager in procuring the following insurance coverages shall be operating costs and shall be paid from the Bank Account(s):

Coverages:                                            Amounts of Insurance
----------                                            --------------------

     Comprehensive General Liability                  $10,000,000 per location
     -------------------------------

         Including -
         Premises - Operations
         Products/Completed Operations
         Contractual
         Personal Injury
         Liquor Liability/Dram Shop (if applicable)
         Elevators and Escalators

     Automotive Liability                             $10,000,000
     --------------------

         Owned Vehicles
         Non-Owned Vehicles
         Uninsured Motorist where Required by
            Statute

     Automobile Physical Damage (Optional)
     --------------------------  --------

         Comprehensive                                (To Value if insured)
         Collision

     Workers' Compensation                            Statutory
     ---------------------

     Employer's Liability                             $1,000,000
     --------------------

     Fidelity (Employee Dishonesty)                   As required
     --------

     Money and Securities                             As required
     --------------------

     All insurance coverages provided for under this Exhibit "D" shall be
                                                     -----------
effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Bests Rating of B+ VI, or better, or a comparable rating if Bests ceases to publish its ratings or materially changes its rating standards or procedures.

     Manager shall deliver to Owner duly executed certificates of insurance with respect to all of the policies of insurance procured, including existing, additional and renewal policies.

     Each policy of insurance maintained in accordance with this Exhibit "D," to
                                                                 ------------
the extent obtainable, shall specify that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager.

     Except as otherwise provided in the Agreement, Manager and Owner each waives, releases and discharges the other from all claims or demands which each may have or acquire against the other, or against each other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault of negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "D" shall contain a specific waiver of subrogation
                     -----------
reflecting the above with respect to insured claims.

     All policies of insurance provided for under this Exhibit "D" shall be
                                                       -----------
carried in the name of the Manager. Owner's interest and that of any other applicable party will be included in the coverage by an additional insured endorsement.

     All such policies of insurance shall be written on an "occurrence" basis, with no per location aggregate limitation.

     Either Manager or Owner, by notice to the other, shall have the right to require that the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "D" be increased to make such insurance comparable
                     -----------
with prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

     Owner hereby authorizes Manager to utilize the services of and/or place the insurance set forth in this Exhibit "D" with (i) any subsidiary or affiliated
                            -----------
company of Promus Hotels, Inc. in the insurance business as Manager deems appropriate; or (ii) a third party insurance carrier meeting the specifications set forth above.

                                   EXHIBIT "E"

                                    INSURANCE
                                    ---------

     In accordance with Section 4.01(iii), Owner agrees, at its expense, to procure and maintain the following insurance coverages, as reasonably adjusted from time to time, throughout the Term of this Agreement:

Coverages:                                            Amounts of Insurance
----------                                            --------------------

     Builders Risk                                    Completed value of the
     -------------                                    Hotel

         All risk for term of the initial and any subsequent Hotel construction and renovation.

     Real and Personal Property                       100% replacement value of
     --------------------------                        building and contents

         Blanket Coverage
         Replacement Cost - all risk
         Boiler Machinery - written on a comprehensive form

     Business Interruption                            Calculated yearly based
     ---------------------                            on estimated Hotel
                                                      revenues

         Blanket Coverage for the perils insured against under Real and Personal Property in this Exhibit "E". This coverage shall
                                   -----------
         specifically cover Manager's loss of Management Fees. The business interruption insurance shall be for a twelve (12) month indemnity period.

     Owner's Protective Liability                     $10,000,000
     ----------------------------

         All risks from construction and renovation occurring prior to the Opening Date and all risks from Hotel construction and renovation projects costing more than $250,000 occurring after the Opening Date.

     All insurance coverages provided for under this Exhibit "E" shall be
                                                     -----------
effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Bests Rating of B+ VI, or better, or a comparable rating if Bests ceases to publish its ratings or materially changes its rating standards or procedures.

     Owner shall deliver to Manager duplicate copies of either insurance policies or certificates of insurance (at Manager's option) with respect to all of the policies of insurance procured, including existing, additional and renewal policies, and in the case of insurance nearing expiration, shall deliver duplicate copies of the insurance policies or certificates of insurance with respect to the renewal policies to Manager not less than thirty
(30) days prior to the respective dates of expiration.

     Each policy of insurance maintained in accordance with this Exhibit "E," to
                                                                 ------------
the extent obtainable, shall specify that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager.

     Except as otherwise provided in this Agreement, Manager and Owner each waives, releases and discharges the other from all claims or demands which each may have or acquire against the other, or against each other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault of negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "E" shall contain a specific waiver of subrogation
                     -----------
reflecting the above with respect to insured claims.

     All policies of insurance provided for under this Exhibit "E" shall be
                                                       -----------
carried in the name of the Owner and Manager, and losses thereunder shall be payable to the parties as their respective interests may appear. All liability policies shall name the Owner and Manager, and in each case any of their affiliated or subsidiary companies which they may specify, and their respective directors, officers, agents, employees and partners as additional named insureds.

     All such policies of insurance shall be written on an "occurrence" basis.

     Either Manager or Owner, by notice to the other, shall have the right to require the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "E" be increased to make such insurance comparable with
                 -----------
prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

                                      E-2